UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      February 26, 2010

Sajan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin		54022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(715) 426-9505

MathStar, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or Bylaws

(a) Effective February 26, 2010, MathStar, Inc. (the “Company”), merged Sajan, Inc., a wholly owned subsidiary that was newly organized as a Delaware corporation, with and into the Company, to effect the change of the Company’s legal name to “Sajan, Inc.” Pursuant to Section 253 of the General Corporation Law of Delaware, such merger had the effect of amending the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect the new legal name of the Company.

The name change does not affect the rights of stockholders of the Company. There were no other changes to the Company’s Certificate of Incorporation. A copy of the Certificate of Ownership and Merger merging Sajan, Inc. into MathStar, Inc., as filed with the Delaware Secretary of State and effective February 26, 2010, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the name change, the Company will change its CUSIP number and trading symbol. Upon change of the trading symbol, the Company will file a Current Report on Form 8-K.

On March 1, 2010, the Company issued a press release announcing the transaction described above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1	Certificate of Ownership and Merger Merging Sajan, Inc. into MathStar, Inc., effective February 26, 2010, as filed with the Delaware Secretary of State.

99.1	Press Release, dated March 1, 2010, entitled “MathStar Announces Name Change To Sajan, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Shannon Zimmerman
Shannon Zimmerman, President, Chief Executive Officer and Chief Financial Officer

Date: March 3, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Ownership and Merger

99.1	Press Release, dated March 1, 2010